As filed with the Securities and Exchange Commission October 5, 2000
                                                     Registration No. 333-27697

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ULTRAMAR DIAMOND SHAMROCK CORPORATION
               (Exact Name of Registrant as Specified in Charter)

Delaware                                              13-3663331
(State of                                            (IRS Employer
Incorporation)                                     Identification No.)

6000 North Loop 1604 West                            78249-1112
(Address of Principal Executive                      (Zip Code)
Offices)

                      ULTRAMAR DIAMOND SHAMROCK CORPORATION
                        NON-EMPLOYEE DIRECTOR EQUITY PLAN
                            (Full title of the Plan)

                           Timothy J. Fretthold, Esq.
                            Executive Vice President,
                     Chief Administrative and Legal Officer
                      Ultramar Diamond Shamrock Corporation
                            6000 North Loop 1604 West
                          San Antonio, Texas 78249-1112
                     (Name and Address of Agent for Service)

                                 (210) 592-2000
                     (Telephone Number, Including Area Code
                              of Agent for Service)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

                         CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- ----------------------- -------------------------
 Title of Securities        Amount to be       Proposed Maximum       Proposed Maximum      Amount of Registration
 to be Registered (1)        Registered       Offering Price Per          Offering                 Fee (2)
                                                   Share (2)       ----------------------
                                                                          Price (2)
----------------------- --------------------- -------------------- ----------------------- -------------------------
----------------------- --------------------- -------------------- ----------------------- -------------------------
  Common Stock, par           250,000               $25.03         $6,257,813                      $401.00
 value $.01 per share
----------------------- --------------------- -------------------- ----------------------- -------------------------

(1) Includes associated rights to purchase Ultramar Diamond Shamrock Corporation common stock exercisable pursuant to the Rights Agreement filed as Exhibit 4.2 hereto.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457 (h) and Rule 457 (c), based on the market price of common stock of Ultramar Diamond Shamrock Corporation (the "Company") of $25.03, per share, which is the average of the high and low sale price thereof on the Composite Tape of the New York Stock Exchange on September 26, 2000.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") by the Company are incorporated herein by reference:

         (a) The Company's Registration Statement 333-27697 on Form S-8, filed with the Commission on May 23, 1997;

         (b) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

         (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 and on Form 10-Q/A for the fiscal quarter ended June 30, 2000; and

         (d) The Company's Current Report on Form 8-K dated August 31, 2000;

         All documents filed by the Company pursuant to Sections 13 (a), 13 (c), 14, or 15(d) of the 1934 Act subsequent to the filing of this Form S-8/A Registration Statement (the "Registration Statement") and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered have been sold or that de-registers all of the securities that remain unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing of such documents.

Item 4.  Description of Securities.

         Incorporated by reference to the Company's filing on Form S-3/A, Registration Statement No. 333-46775.

Item 5.  Interests of Named Experts and Counsel.

                                     EXPERTS

         The audited financial statements of Ultramar Diamond Shamrock Corporation incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                  LEGAL MATTERS

         The validity of the shares of the Company's Common Stock being offered hereby has been passed upon for the Company by Todd Walker, Esq., Managing Attorney and Corporate Secretary for the Company. Mr. Walker beneficially owns shares of the Common Stock of the Company.

Item 6. Indemnification of Directors and Officers.

         The By-laws of the Company provide that the Company shall indemnify its officers and directors to the fullest extent permitted or required by the Delaware General Corporation Law (the "DGCL"), as amended from time to time, provided, however, that except insofar as the Company's By-laws provide indemnification for an officer or director with respect to a proceeding initiated by such officer or director to enforce rights to indemnification, officers and directors will not be entitled to indemnification in connection with proceedings initiated by an officer or director if the initiation of such proceedings was not authorized by the board of directors of the Company. Section 145 of the DGCL provides, in general, that each director and officer of a corporation may be indemnified against expenses (including attorneys' fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending, or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Company, if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue, or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

         The Company's By-laws also provide for advances in certain circumstances covering expenses incurred by an officer or director of the Company in connection with the defense of a proceeding for which such officer or director would be entitled to indemnity under the Company's By-laws.

         The Company's By-laws further provide that the Company may procure and maintain insurance covering director's and officer's liability for their actions in those capacities, whether or not the Company would be entitled to provide indemnification for such liability under the DGCL.

         The Certificate of Incorporation of the Company provides that the personal liability of the directors of the Company shall be eliminated to the fullest extent permitted by applicable law. The DGCL permits a corporation's certificate of incorporation to provide that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such provision shall not apply to any liability of a director (1) for any breach of a director's duty of loyalty to the corporation or its stockholders,
(2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. The Company has entered into indemnification agreements with the directors and certain officers of the Company providing for indemnification on the terms set out in the By-laws of the Company.

Item 8. Exhibits.

Exhibit Number                              Description

          4.1 Ultramar Diamond Shamrock Corporation Non-Employee Director Equity Plan (incorporated by reference to the Company's Report on Schedule 14A filed March 21,
                           2000)

          4.2 Rights Agreement dated June 25, 1992 between the Company and Registrar and Transfer Company, as amended (incorporated by reference to Registration Statement on Form S-1 (File No. 33-47586), Exhibit 4.2; Quarterly Report on Form 10-Q for quarter ended September 30, 1992, Exhibit 4.2; Annual Report on Form 10-K for the year ended December 31, 1994,
                           Exhibit 4.3.

          5.1              Opinion regarding legality of securities being issued

         23.1              Consent of Arthur Andersen LLP

         23.2              Consent  of  Todd  Walker,  Esq. (included in Exhibit
                           5.1)

         24.1              Power of Attorney of the Company

         24.2 Powers of Attorney of Directors and Officers of the Company

         24.3 Powers of Attorney of members of the Ultramar Diamond Shamrock Corporation Employee Benefits Committee

  Item 9. Undertakings.

  A. The Company hereby undertakes:

  (1) to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (a) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the "1933 Act"), (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement (except to the extent covered by reports filed under the 1934 Act and incorporated herein by reference), and (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Company hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the 1934 Act and each filing of the Plan's annual report pursuant to Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company is advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on the 3rd day of October, 2000.

                                        ULTRAMAR DIAMOND SHAMROCK CORPORATION


                                        By: *Jean Gaulin,  Chairman of the Board
                                        and Chief Executive Officer

         Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                  Title                                 Date

*Jean Gaulin               Chairman of the Board                 October 3, 2000
                           and Chief Executive
                           Officer

*Robert S. Shapard         Executive Vice President              October 3, 2000
                           and Chief Financial officer
                           (Principal Financial Officer
                           and Principal Accounting Officer)

*Byron Allumbaugh          Director                              October 3, 2000

*E. Glenn Biggs            Director                              October 3, 2000

*W. E. Bradford            Director                              October 3, 2000

*H. Frederick Christie     Director                              October 3, 2000

*W. H. Clark               Director                              October 3, 2000

*Russel H. Herman          Director                              October 3, 2000

*Bob Marbut                Director                              October 3, 2000

*Katherine D. Ortega       Director                              October 3, 2000

*Madeleine Saint-Jacques   Director                              October 3, 2000

*C. Barry Schaefer         Director                              October 3, 2000

         Pursuant to the requirements of the 1933 Act, the Ultramar Diamond Shamrock Corporation Employee Benefits Committee, as administrator of the Non-Employee Director Equity Plan (the "Plan"), have caused this registration statement to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas on October 3, 2000.

                                    ULTRAMAR DIAMOND SHAMROCK CORPORATION
                                    NON-EMPLOYEE DIRECTOR EQUITY PLAN

                                    BY:  ULTRAMAR DIAMOND SHAMROCK CORPORATION
                                         EMPLOYEE BENEFITS COMMITTEE

                                    * Timothy J. Fretthold, Member

                                    * Penelope Viteo, Member

                                    * Lorraine Racicot, Member

                                    * Steve Blank, Member

*Todd Walker, by signing his name hereto, does hereby sign this Registration Statement on Form S-8/A on behalf of Ultramar Diamond Shamrock Corporation, each of the above-named officers and directors of Ultramar Diamond Shamrock Corporation, and each of the above named members of the Ultramar Diamond Shamrock Corporation Employee Benefits Committee pursuant to powers of attorney executed on behalf of the Company and each of such officers, directors, and members.

                                                     By: /s/ Todd Walker
                                                     Attorney-in-fact
                                                     October 3, 2000

                                INDEX TO EXHIBITS

Exhibit
Number      Description

   4.1 Ultramar Diamond Shamrock Corporation Non-Employee Director Equity Plan (incorporated by reference to the Company's Report on Schedule 14A filed March 21, 2000)

   4.2 Rights Agreement dated June 25, 1992 between the Company and Registrar and Transfer Company, as amended (incorporated by reference to Registration Statement on Form S-1 (File No. 33-47586),
            Exhibit 4.2; Quarterly Report on Form 10-Q for quarter ended September 30, 1992, Exhibit 4.2; Annual Report on Form 10-K for the year ended December 31, 1994, Exhibit 4.3.

   5.1      Opinion regarding legality of securities being issued

  23.1      Consent of Arthur Andersen LLP

  23.2      Consent of Todd Walker, Esq. (included in Exhibit 5.1)

  24.1      Power of Attorney of the Company

  24.2      Powers of Attorney of Directors and Officers of the Company

  24.3 Powers of Attorney of members of the Ultramar Diamond Shamrock Corporation Employee Benefits Committee